Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Director of Alcoa Upstream Corporation, a Delaware corporation (the “Company”) does hereby constitute and appoint WILLIAM F. OPLINGER, ROBERT S. COLLINS, LEIGH ANN FISHER, RENATO BACCHI, and JEFFREY D. HEETER, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:

(1) To enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act until February 2017 of the offer and sale or delivery of shares of common stock of the Company to be issued under the 2016 Stock Incentive Plan, as such plan may be amended and/or restated from time to time (including any amendments thereto or restatements thereof, the “2016 Plan”) and any legacy Alcoa Inc. stock plans as necessary or appropriate (collectively, the “Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(2) To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act until February 2017 of the offer and sale or delivery of shares of common stock of the Company to be issued under the Company’s employee retirement savings plans (together with interests in such plans), including, without limitation, the Retirement Savings Plan for Hourly Employees of Alcoa USA Corp. and the Retirement Savings Plan for Salaried Employees of Alcoa USA Corp., and employee retirement or other savings plans sponsored by the Company or its subsidiaries or entities acquired by the Company from time to time (the “Savings Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans (or interests in such Plans), or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney. This power of attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 24th day of October, 2016.

/s/ Carol L. Roberts
Carol L. Roberts

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 26th day of October, 2016.

/s/ Michael G. Morris
Michael G. Morris

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 23rd day of October, 2016.

/s/ Mary Anne Citrino
Mary Anne Citrino

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 22nd day of October, 2016.

/s/ Timothy P. Flynn
Timothy P. Flynn

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 24th day of October, 2016.

/s/ Kathryn S. Fuller
Kathryn S. Fuller

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 25th day of October, 2016.

/s/ James A. Hughes
James A. Hughes

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 24th day of October, 2016.

/s/ James E. Nevels
James E. Nevels

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 21st day of October, 2016.

/s/ James W. Owens
James W. Owens

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 24th day of October, 2016.

/s/ Suzanne Sitherwood
Suzanne Sitherwood

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 24th day of October, 2016.

/s/ Steven W. Williams
Steven W. Williams

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 24th day of October, 2016.

/s/ Ernesto Zedillo
Ernesto Zedillo

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